Exhibit 99.1

McDermott reports Third Quarter 2009 Results;
 Net Income of $118.1 million, $0.50 per fully diluted share

Earnings per Share Improve 35% Over 2008 Quarter and 25% Sequentially

HOUSTON--(BUSINESS WIRE)--November 9, 2009--McDermott International, Inc. (NYSE: MDR) (“McDermott” or the “Company”) today reported net income of $118.1 million, or $0.50 per diluted share, for the 2009 third quarter, compared to $85.6 million, or $0.37 per diluted share, in the corresponding period of 2008. Weighted average common shares outstanding on a fully diluted basis were approximately 234.3 million and 230.5 million in the quarters ended September 30, 2009 and September 30, 2008, respectively.

McDermott’s revenues in the third quarter of 2009 were $1,675.7 million, compared to $1,664.9 million in the corresponding period in 2008. The year-over-year increase was due to revenue growth of 26 percent, or $212.0 million, in the Offshore Oil & Gas Construction segment and approximately 17 percent, or $37.3 million, in the Government Operations segment, which was largely offset by the decrease in the Power Generation Systems segment.

The Company’s operating income improved 57 percent to $144.8 million in the 2009 third quarter, compared to $92.0 million in the 2008 third quarter, despite a combined $45.1 million increase in depreciation & amortization and pension expenses. Segment income increased $126.2 million in the Offshore Oil & Gas Construction segment compared to the 2008 third quarter, which more than offset the year-over-year declines in the Company’s other segments.

“I am exceptionally pleased with the strong results delivered by the Offshore Oil & Gas Construction segment this quarter, as it validates the management actions taken and demonstrates the benefit of a high level of activity in the business. We are delighted that the challenging Middle East pipelines are now complete,” said John A. Fees, Chief Executive Officer of McDermott. “The results from the Government Operations segment this quarter were off the mark, and not indicative of our expectations for solid future periods. As we expected, bookings were light, however the bidding activity remained at a high level while the Company’s liquidity and balance sheet continued to improve.”

At September 30, 2009, McDermott’s consolidated backlog was $8.5 billion, compared to $9.4 billion and $9.5 billion at September 30, 2008 and June 30, 2009, respectively.

RESULTS OF OPERATIONS

2009 Third Quarter Compared to 2008 Third Quarter

Offshore Oil & Gas Construction Segment

Revenues in the Offshore Oil & Gas Construction segment were $1,026.7 million in the 2009 third quarter, compared to $814.7 million for the same period a year ago. Increased revenues in the Middle East and Caspian regions more than offset reduced levels in other regions. Approximately 30 percent of the segment’s 2009 third quarter revenues were derived from contracts in or near loss positions.

Segment income for the 2009 third quarter was $106.5 million, compared to a segment loss of $19.7 million in the 2008 third quarter. Major areas contributing to third quarter 2009 segment income include the Asia Pacific, Middle East, Caspian and Americas regions.

At September 30, 2009, segment backlog was $3.9 billion, compared to backlog of $5.0 billion and $4.7 billion at September 30, 2008 and June 30, 2009, respectively.

Power Generation Systems Segment

Revenues in the Power Generation Systems segment for the third quarter of 2009 were $389.6 million, compared to $631.0 million in the third quarter of 2008. The year-over-year decrease was predominantly due to reduced activity on customers’ major capital projects, including new power plant construction and retrofits of existing power plants.

Segment income for the 2009 third quarter was $34.2 million, compared to $84.4 million in the 2008 third quarter. Major activities contributing to third quarter 2009 segment income include the supply and construction of new boilers and environmental equipment, retrofit projects of existing facilities, inspection and maintenance, and related aftermarket parts and services.

At September 30, 2009, segment backlog was $2.1 billion, compared to backlog of $2.8 billion and $2.2 billion at September 30, 2008 and June 30, 2009, respectively.

Government Operations Segment

Revenues in the Government Operations segment were $259.8 million in the 2009 third quarter, compared to $222.4 million for the same period a year ago. The increase in revenues, as compared to the same period a year ago, was primarily due to activities in the manufacture of nuclear components and nuclear fuels for certain U.S. Government programs, including the revenues from Nuclear Fuel Services, Inc., which was acquired in December 2008.

Segment income for the 2009 third quarter was $19.8 million, compared to $34.6 million in the 2008 third quarter. Major items contributing to third quarter 2009 segment income include the manufacture of nuclear components for certain U.S. Government programs and the management and operations of various U.S. Government sites.

At September 30, 2009, segment backlog was $2.5 billion, compared to backlog of $1.6 billion and $2.6 billion at September 30, 2008 and June 30, 2009, respectively.

Corporate & Other Income and Expense

Unallocated corporate expenses were $15.7 million in the 2009 third quarter, compared to $7.3 million in the 2008 third quarter. The year-over-year increase was predominantly due to increased compensation, pension and information technology expenses.

The Company’s other expense for the third quarter of 2009 was $0.9 million, compared to other income of $8.1 million in the third quarter of 2008. The $9.0 million decline was predominantly due to increased non-cash, foreign currency translation charges as well as reduced net interest income.

Research & Development Expense

Research & Development expense, net, was $12.8 million in the 2009 third quarter, compared to $9.9 million in the 2008 third quarter. Charged to cost of operations and predominantly in McDermott’s Power Generation Systems segment, this expense includes costs related to the development of carbon capture and sequestration technologies and the Company’s modular and scalable nuclear reactor business known as mPower.

Upcoming Investor Events

Members of McDermott’s management team will participate in KeyBanc Capital Markets’ 2nd Annual Engineering & Construction Conference on November 19, 2009 in New York City. The presentation to be used during these meetings will be available for a limited time over the internet at www.mcdermott.com in the investor relations section on the morning of the conference.

OTHER INFORMATION

About the Company

McDermott is an engineering and construction company, with specialty manufacturing and service capabilities, focused on energy infrastructure. McDermott’s customers are predominantly utilities and other power generators, major and national oil companies, and the United States Government. With its global operations, McDermott operates in over 20 countries with more than 25,000 employees.

Forward Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, McDermott cautions that statements in this press release, which are forward-looking and provide other than historical information, involve risks and uncertainties that may impact the Company’s actual results of operations. These forward-looking statements include statements about backlog, to the extent backlog may be viewed as an indicator of future revenues, as well as the statement regarding the third quarter 2009 results from the Government Operations segment not being indicative of our expectations for future periods. Although we believe that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous uncertainties and risks, including adverse changes in the markets in which we operate or credit markets, our inability to successfully execute on contracts in backlog, changes in the scope or timing of contracts in backlog and changes in laws and regulations. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. For a more complete discussion of these and other risk factors, please see McDermott’s annual and quarterly filings with the Securities and Exchange Commission, including its annual report on Form 10-K.

Conference Call to Discuss Third Quarter 2009 Earnings Release
Date:	Tuesday, November 10, 2009, at 10:00 a.m. ET (9:00 a.m. CT)
Live Webcast:	Investor Relations section of Web site at www.mcdermott.com
Replay:	Available for two weeks in the investor relations section of www.mcdermott.com

McDERMOTT INTERNATIONAL, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(Unaudited)
	(In thousands, except share and per share amounts)

Revenues	$1,675,678	$1,664,851	$4,733,940	$4,907,923

Costs and Expenses:
Cost of operations	1,383,046	1,445,749	3,886,726	4,067,181
Gains (losses) on asset disposals – net	323	138	(333)	(11,322)
Selling, general and administrative expenses	160,565	139,512	455,154	404,298
Total Costs and Expenses	1,543,934	1,585,399	4,341,547	4,460,157

Equity in Income of Investees	13,050	12,521	31,347	32,443

Operating Income (Loss)	144,794	91,973	423,740	480,209

Other Income (Expense):
Interest income – net	2,179	5,151	9,023	23,792
Other income (expense) – net	(3,127)	2,945	(24,098)	848
Total Other Income (Expense)	(948)	8,096	(15,075)	24,640

Income before Provision for Income Taxes	143,846	100,069	408,665	504,849

Provision for Income Taxes	23,793	14,271	112,316	118,253

Net Income	120,053	85,798	296,349	386,596

Less: Net Income Attributable to Noncontrolling Interest	(1,946)	(227)	(7,995)	(296)

Net Income Attributable to McDermott International, Inc.	$118,107	$85,571	$288,354	$386,300

Earnings per Share:
Basic:
Net Income Attributable to McDermott International, Inc.	$0.51	$0.38	$1.26	$1.70
Diluted:
Net Income Attributable to McDermott International, Inc.	$0.50	$0.37	$1.24	$1.68

Shares used in the computation of earnings per share:
Basic	229,989,368	227,440,858	229,192,531	226,645,175
Diluted	234,314,619	230,463,651	233,335,605	230,328,423

McDERMOTT INTERNATIONAL, INC. SELECTED SEGMENT INFORMATION

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(Unaudited); (In thousands)
REVENUES
Offshore Oil and Gas Construction	$1,026,700	$814,701	$2,567,924	$2,332,918
Government Operations	259,752	222,434	778,254	638,792
Power Generation Systems	389,638	630,955	1,389,802	1,945,324
Adjustments and Eliminations	(412)	(3,239)	(2,040)	(9,111)
TOTAL	$1,675,678	$1,664,851	$4,733,940	$4,907,923

SEGMENT INCOME
Offshore Oil and Gas Construction	$106,525	$(19,686)	$219,365	$131,248
Government Operations	19,798	34,551	123,023	115,004
Power Generation Systems	34,203	84,449	136,227	266,692
	$160,526	$99,314	$478,615	$512,944
Corporate	(15,732)	(7,341)	(54,875)	(32,735)
OPERATING INCOME	$144,794	$91,973	$423,740	$480,209

EQUITY IN INCOME (LOSS) OF INVESTEES (1)
Offshore Oil and Gas Construction	$(596)	$(921)	$(2,797)	$(2,671)
Government Operations	9,081	7,966	26,435	27,513
Power Generation Systems	4,565	5,476	7,709	7,601
TOTAL	$13,050	$12,521	$31,347	$32,443
PENSION EXPENSE (1)
Offshore Oil and Gas Construction	$2,198	$1,665	$6,561	$4,995
Government Operations	13,347	(207)	37,664	7,915
Power Generation Systems	16,693	5,687	47,417	17,692
Corporate	5,021	667	14,191	2,132
TOTAL	$37,259	$7,812	$105,833	$32,734

DEPRECIATION & AMORTIZATION (1)
Offshore Oil and Gas Construction	$24,707	$19,765	$64,681	$60,769
Government Operations	16,867	5,585	38,417	16,811
Power Generation Systems	4,444	5,672	13,398	16,567
Corporate	940	320	2,375	912
TOTAL	$46,958	$31,342	$118,871	$95,059

RESEARCH & DEVELOPMENT, NET (1)	$12,792	$9,912	$33,934	$28,671
CAPITAL EXPENDITURES
Offshore Oil and Gas Construction	$34,420	$54,982	$123,553	$149,528
Government Operations	11,710	2,554	25,707	8,484
Power Generation Systems	5,030	7,988	25,201	20,705
Corporate	9,661	3,467	15,746	10,667
TOTAL	$60,821	$68,991	$190,207	$189,384

BACKLOG
Offshore Oil and Gas Construction	$3,942,891	$4,955,818	$3,942,891	$4,955,818
Government Operations	2,539,252	1,641,969	2,539,252	1,641,969
Power Generation Systems	2,061,837	2,834,049	2,061,837	2,834,049
TOTAL	$8,543,980	$9,431,836	$8,543,980	$9,431,836

(1) Included in Segment Income Above

McDERMOTT INTERNATIONAL, INC. CONDENSED CONSOLIDATED BALANCE SHEETS ASSETS

	September 30,	December 31,
	2009	2008
	(Unaudited)
	(In thousands)

Current Assets:
Cash and cash equivalents	$784,463	$586,649
Restricted cash and cash equivalents	64,050	50,536
Investments	16	131,515
Accounts receivable – trade, net	650,350	712,055
Accounts and notes receivable – unconsolidated affiliates	4,461	1,504
Accounts receivable – other	86,241	139,062
Contracts in progress	503,420	311,713
Inventories	116,195	128,383
Deferred income taxes	90,824	97,069
Other current assets	62,932	58,499

Total Current Assets	2,362,952	2,216,985

Property, Plant and Equipment	2,440,113	2,234,050
Less accumulated depreciation	1,250,990	1,155,191

Net Property, Plant and Equipment	1,189,123	1,078,859

Investments	241,908	319,170

Goodwill	292,369	298,265

Deferred Income Taxes	278,563	335,877

Investments in Unconsolidated Affiliates	86,031	70,304

Other Assets	284,698	282,233

TOTAL	$4,735,644	$4,601,693

McDERMOTT INTERNATIONAL, INC. CONDENSED CONSOLIDATED BALANCE SHEETS LIABILITIES AND STOCKHOLDERS' EQUITY

	September 30,	December 31,
	2009	2008
	(Unaudited)
	(In thousands)

Current Liabilities:
Notes payable and current maturities of long-term debt	$5,288	$9,021
Accounts payable	531,398	551,435
Accrued employee benefits	237,054	205,521
Accrued liabilities – other	194,667	217,486
Accrued contract cost	127,857	97,041
Advance billings on contracts	708,086	951,895
Accrued warranty expense	122,904	120,237
Income taxes payable	69,855	55,709

Total Current Liabilities	1,997,109	2,208,345

Long-Term Debt	5,828	6,109

Accumulated Postretirement Benefit Obligation	106,255	107,567

Self-Insurance	84,465	88,312

Pension Liability	674,047	682,624

Other Liabilities	142,842	192,223

Commitments and Contingencies

Stockholders’ Equity:
Common stock, par value $1.00 per share, authorized 400,000,000 shares; issued 236,495,637 and 234,174,088 shares at September 30, 2009 and December 31, 2008, respectively	236,496	234,174
Capital in excess of par value	1,287,764	1,252,848
Retained earnings	852,945	564,591
Treasury stock at cost, 6,103,951 and 5,840,314 shares at September 30, 2009 and December 31, 2008, respectively	(67,773)	(63,026)
Accumulated other comprehensive loss	(590,565)	(672,415)
Stockholders’ Equity – McDermott International, Inc.	1,718,867	1,316,172
Noncontrolling interest	6,231	341
Total Stockholders’ Equity	1,725,098	1,316,513

TOTAL	$4,735,644	$4,601,693

McDERMOTT INTERNATIONAL, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
	2009	2008
	(Unaudited)
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$296,349	$386,596
Non-cash items included in net income:
Depreciation and amortization	118,871	95,059
Income of investees, less dividends	(11,458)	(12,592)
Gains on asset disposals – net	(333)	(11,322)
Provision for deferred taxes	43,264	87,512
Amortization of pension and postretirement costs	68,877	28,424
Excess tax benefits from FAS 123(R) stock-based compensation	2,458	(6,404)
Other, net	36,736	34,922
Changes in assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	62,932	21,412
Income tax receivable	57,169	10,666
Net contracts in progress and advance billings on contracts	(442,373)	(516,623)
Accounts payable	(22,099)	19,544
Income taxes	10,571	(5,335)
Accrued and other current liabilities	(1,461)	57,586
Pension liability, accumulated postretirement benefit obligation and accrued employee benefits	13,961	(201,109)
Other, net	(36,056)	(95,421)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	197,408	(107,085)
CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in restricted cash and cash equivalents	(13,514)	(3,731)
Purchases of property, plant and equipment	(190,207)	(189,384)
Acquisition of businesses, net of cash acquired	(8,497)	(33,731)
Net decrease (increase) in available-for-sale securities	208,435	(70,992)
Proceeds from asset disposals	2,724	12,023
Other, net	(2,676)	(2,029)
NET CASH USED IN INVESTING ACTIVITIES	(3,735)	(287,844)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of long-term debt	(5,652)	(4,660)
Increase in short-term borrowing	1,606	2,920
Issuance of common stock	713	8,069
Payment of debt issuance costs	(56)	(1,611)
Excess tax benefits from FAS 123(R) stock-based compensation	(2,458)	6,404
Other, net	(109)	-
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(5,956)	11,122
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	10,097	(3,239)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	197,814	(387,046)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	586,649	1,001,394
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$784,463	$614,348

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest (net of amount capitalized)	$1,855	$5,967
Income taxes (net of refunds)	$93	$49,193

CONTACT:
McDermott Investor Relations & Corporate Communications
Vice President
Jay Roueche, (281) 870-5462
jroueche@mcdermott.com
or
Director
Robby Bellamy, (281) 870-5165
rbellamy@mcdermott.com